SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 4, 2003

ENVIRONMENTAL POWER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-15472	75-3117389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Indentification Number)

One Cate Street, Fourth Floor, Portsmouth, New Hampshire 03801

(Address of principal executive offices, including zip code)

(603) 431-1780

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

EPC Corporation (“EPC”), a wholly owned subsidiary of Environmental Power Corporation (the “Registrant”), entered into a Note Purchase Agreement, dated September 4, 2003 (the “Note Purchase Agreement”), with Crystal Creek Coalpower Funding, LLC, an affiliate of ArcLight Energy Partners Fund I, L.P. (the “Lender”), pursuant to which it agreed to issue and sell to the Lender up to $5,400,000 original principal amount of its 20.0% Senior Secured Notes due December 31, 2012, consisting of Note A in the original principal amount of $3,700,000 (“Note A”) and Note B in the original principal amount of $1,700,000 (“Note B,” and together with Note A, the “Notes”). The Lender purchased Note A on September 4, 2003, as a result of which EPC Corporation received gross proceeds of $3.7 million. The Lender will purchase Note B for $1.7 million upon the satisfaction of certain conditions set forth in the Note Purchase Agreement. The Notes bear interest at a rate of 20% per annum. The aggregate minimum principal and interest to be paid by EPC on Note A over the term of Note A is $4.8 million. Note B will carry a aggregate minimum payment of $1.7 million.

The repayment of the Notes is expected to be funded primarily through cash flows from EPC’s subsidiary, Buzzard Power Corporation (“Buzzard”), which holds an interest in the Scrubgrass, Pennsylvania waste coal fired generating facility. Assuming the Lender purchases Note B, once EPC has paid the Lender an aggregate minimum amount of principal and interest under the Notes of $6.5 million, EPC will be entitled to retain the next $1.4 million in cash flows from Buzzard. Thereafter, cash distributions from Buzzard will be split evenly between EPC and the Lender through December 31, 2012.

In connection with the transactions contemplated by the Note Purchase Agreement, the Registrant entered into a Pledge Agreement, dated September 4, 2003, with the Lender, pursuant to which the Registrant pledged to the Lender all of the outstanding capital stock of EPC held by the Lender. The Registrant also entered into a Management Agreement and a Tax Sharing Agreement, each dated September 4, 2003, with EPC, in connection with the transaction. Pursuant to the terms of the Management Agreement, EPC will pay the Registrant an annual management fee of $75,000.

The foregoing description is qualified in its entirety by reference to the Note Purchase Agreement, the Notes and the related agreements filed as exhibits to this Current Report, which are incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) The following Exhibits are filed as part of this report:

EXHIBIT NO.	DESCRIPTION

10.1	Note Purchase Agreement, dated September 4, 2003, between EPC Corporation and Crystal Creek Coalpower Funding LLC

10.2	20.0% Senior Secured Note due December 31, 2012 in the original principal amount of $3.7 million, made by EPC Corporation in favor of Crystal Creek Coalpower Funding LLC

10.3	Form of 20.0% Senior Secured Note due December 31, 2012 in the original principal amount of $1.7 million, to be made by EPC Corporation in favor of Crystal Creek Coalpower Funding LLC

10.4	Securities Deposit Agreement, dated September 4, 2003, among EPC Corporation, Crystal Creek Coalpower Funding LLC and the Security Deposit Agent and Securities Intermediary named therein.

10.5	Pledge Agreement, dated September 4, 2003, between the Registrant and Crystal Creek Coalpower Funding LLC

10.6	Management Agreement, dated September 4, 2003, between the Registrant and EPC Corporation

10.7	Tax Sharing Agreement, dated September 4, 2003, between the Registrant and EPC Corporation

99.1	Press Release issued on September 5, 2003

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION

By:	/s/ Kamlesh Tejwani
Kamlesh Tejwani
President and Chief Executive Officer

Dated: September 9, 2003

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Note Purchase Agreement, dated September 4, 2003, between EPC Corporation and Crystal Creek Coalpower Funding LLC

10.2	20.0% Senior Secured Note due December 31, 2012 in the original principal amount of $3.7 million, made by EPC Corporation in favor of Crystal Creek Coalpower Funding LLC

10.3	Form of 20.0% Senior Secured Note due December 31, 2012 in the original principal amount of $1.7 million, to be made by EPC Corporation in favor of Crystal Creek Coalpower Funding LLC

10.4	Securities Deposit Agreement, dated September 4, 2003, among EPC Corporation, Crystal Creek Coalpower Funding LLC and the Security Deposit Agent and Securities Intermediary named therein.

10.5	Pledge Agreement, dated September 4, 2003, between the Registrant and Crystal Creek Coalpower Funding LLC

10.6	Management Agreement, dated September 4, 2003, between the Registrant and EPC Corporation

10.7	Tax Sharing Agreement, dated September 4, 2003, between the Registrant and EPC Corporation

99.1	Press Release issued on September 5, 2003